                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Individual Stock Option Agreements Between Gliatech Inc. and Certain Directors for the registration of 9,000 Common Shares of our report dated March 3, 2000 with respect to the consolidated financial statements and schedule of Gliatech Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP


Cleveland, Ohio
April 4, 2000


                                  Page 8 of 9